Exhibit 8(k)

AMENDED AND RESTATED

SHAREHOLDERS’ ADMINISTRATIVE SERVICES AGREEMENT

Agreement made as of July 1, 2019, by and between each registrant set forth in Appendix A (each, an “Investment Company” and collectively, the “Investment Companies”), and BlackRock Advisors, LLC (“BlackRock”), a Delaware corporation.

WHEREAS, each Investment Company and BlackRock were previously parties to either the Amended and Restated Shareholders’ Administrative Services Agreement, dated September 20, 2012, or the Amended and Restated Shareholders’ Administrative Services Agreement, dated May 30, 2014 (each, a “Predecessor Agreement”);

WHEREAS, each Investment Company and BlackRock desire to amend and restate this Agreement in order to consolidate the Predecessor Agreements;

WHEREAS, each Investment Company is a registered investment company, some of which have separate investment portfolios (each, a “Fund” and collectively, the “Funds”) as listed in Appendix A, and each Investment Company desires that BlackRock perform certain services for it on behalf of itself or such Funds; and

WHEREAS, BlackRock is willing to perform such services, upon the terms and subject to the conditions set forth herein.

In consideration of the mutual promises and covenants set forth, the parties agree as follows:

1.        Shareholders’ Administrative Services. BlackRock shall provide shareholders’ administrative services for each Investment Company, as distinguished from, and in addition to, (i) the transfer agent and dividend disbursing agent services otherwise provided to such Investment Company by its transfer agent (the “Transfer Agent”), pursuant to such Investment Company’s transfer agency agreement (collectively, the “Transfer Agency Agreement”) and (ii) the general administrative services otherwise provided to such Investment Company by the Transfer Agent and BlackRock pursuant to such Investment Company’s Administration Agreement (collectively, the “Administration Agreement”). Shareholders’ administrative services shall include, but not be limited to, (i) responding to telephone, written or other inquiries or instructions from shareholders, dealers and prospective investors concerning account balances, available shareholder services, account statements, transaction confirmations, procedures for purchasing and redeeming shares and similar matters and services; (ii) receiving telephone transaction instructions and inputting such instructions into the Transfer Agent’s computer system; (iii) operating the BlackRock Funds Service Center and providing the services for which the center is responsible; and (iv) performing such other functions as an Investment Company and BlackRock shall determine hereafter (“Shareholders’ Administrative Services”).

2.        Reimbursement. Each Investment Company shall reimburse BlackRock for its costs in providing such Shareholders’ Administrative Services. Such costs may include, but not be limited to, compensation of personnel, leasehold expenses, computer and related equipment expenses, telephone charges, telephone equipment expenses, expenses for furniture and fixtures, supplies, postage and out-of-pocket expenses. Further, any other expenses incurred by BlackRock at the request or with the consent of an Investment Company in connection with the provision of the Shareholders’ Administrative Services will be reimbursed by such Investment Company. Liability for reimbursement of costs, out-of-pocket expenses and other obligations herein that relate to a particular Fund shall not be the responsibility of any other Fund.

3.        Term. This Agreement shall become effective upon its execution as of the date first written above and, unless sooner terminated as provided herein, shall continue until June 30, 2020. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year with respect to each Investment Company, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of such Investment Company’s Board of Directors/Trustees (each, a “Board”) who are not parties to this Agreement or “interested persons” of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by such Investment Company’s Board or by vote of a “majority of the outstanding voting securities” of such Investment Company; provided, however, that this Agreement may be terminated by such Investment Company at any time, without the payment of any penalty, by vote of a majority of the entire Board or by a vote of a “majority of the outstanding voting securities” of such Investment Company on 60-days’ written notice to BlackRock, or by BlackRock at any time, without the payment of any penalty, on 60-days’ written notice to such Investment Company. (As used in this Agreement, the terms “majority of the outstanding voting securities” and “interested person” shall have the same meanings as such terms have in the Investment Company Act of 1940, as amended (the “1940 Act”).)

4.        Responsibility of BlackRock.

A.       BlackRock shall exercise reasonable care and diligence in rendering the Shareholders’ Administrative Services. BlackRock is not liable for any loss suffered by an Investment Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith, negligence or breach of this Agreement on its part in the performance of its duties under this Agreement. Any person, even though also an officer, director, employee or agent of BlackRock, who may be or become an officer, employee, or agent of an Investment Company, shall be deemed, when rendering services to such Investment Company or acting on any business of such Investment Company (other than services or business in connection with BlackRock’s duties hereunder or under other agreements between BlackRock and such Investment Company) to be rendering such services to or acting solely for such Investment Company and not as an officer, director, employee or agent or one under the control or direction of BlackRock even though paid by it.

B.       Notwithstanding anything in this Agreement to the contrary, neither BlackRock nor its affiliates shall be liable for any consequential, special or indirect losses or damages, regardless of whether the likelihood of such losses or damages was known by BlackRock or its affiliates.

C.       Notwithstanding anything in this Agreement to the contrary, (i) BlackRock shall not be liable for losses, delays, failures, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation: acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party; and (ii) BlackRock shall not be under any duty or obligation to inquire into nor shall it be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information reasonably believed by it to be genuine.

D.       In performing its duties as described herein, BlackRock (i) will act in a manner not inconsistent with the applicable Investment Company’s most recent Prospectuses and Statements of Additional Information and all amendments and supplements thereto (as presently in effect and as from time to time amended and supplemented) and resolutions of such Investment Company’s Board of which BlackRock is informed by such Investment Company and (ii) will comply with all applicable requirements of the 1940 Act, the Securities Act of 1933, the Securities Exchange Act of 1934 and of any other laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by BlackRock hereunder to the extent that such requirements are applicable to the duties to be performed by BlackRock hereunder. Except as specifically set forth herein, BlackRock assumes no responsibility for compliance by an Investment Company or any other entity.

E.       The provisions of this Section 4 shall survive termination of this Agreement.

5.        Indemnification.

A.       Each Investment Company agrees to indemnify, defend and hold harmless BlackRock (including its respective officers, directors and employees) from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements and liabilities arising under any securities laws or blue sky laws) arising directly or indirectly from any action or omission to act taken or omitted by or on behalf of BlackRock (i) in connection with the provision of Shareholders’ Administrative Services hereunder; (ii) at the request or on the direction of or in reasonable reliance on the advice of such Investment Company; or (iii) upon instructions from such Investment Company reasonably believed to be genuine; provided, that in each case in which indemnification is sought BlackRock has not acted contrary to the standard of care set forth in Section 4(A) of this Agreement and provided, further, that BlackRock shall not be indemnified against any liability (or any expenses incident to such liability) arising out of its own willful misfeasance, bad faith, negligence or breach of this Agreement on its part in the performance of its duties under this Agreement.

B.       BlackRock agrees to indemnify, defend and hold harmless each Investment Company (and its respective officers, trustees and employees), from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements and liabilities arising under any securities laws or blue sky laws) arising directly or indirectly out of BlackRock’s willful misfeasance, bad faith, negligence or breach of this Agreement on BlackRock’s part in the performance of BlackRock’s duties under this Agreement.

C.       The provisions of this Section 5 shall survive termination of this Agreement.

6.        Proprietary and Confidential Information. BlackRock shall keep confidential any information relating to an Investment Company’s business and shall not use such confidential information for any purpose other than in connection with its performance under this Agreement or under other agreements between BlackRock and such Investment Company and each Investment Company shall keep confidential any information relating to BlackRock’s business and shall not use such confidential information for any purpose other than in connection with its performance under this Agreement or under other agreements between BlackRock and such Investment Company. Information subject to such confidentiality obligations shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of an Investment Company (with respect to BlackRock’s confidentiality obligations) or BlackRock (with respect to an Investment Company’s confidentiality obligations); (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords an Investment Company (with respect to BlackRock’s confidentiality obligations) or BlackRock (with respect to an Investment Company’s confidentiality obligations) a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to the foregoing obligations set forth in this Section 6 if: (a) it was already known to the receiving party at the time it was obtained; (b) it is or becomes publicly known or available through no wrongful act of the receiving party; (c) it was rightfully received from a third party who, to the best of the receiving party’s knowledge, was not under a duty of confidentiality; (d) it is released by the protected party to a third party without restriction; (e) it is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the protected party written notice of such requirement, to the extent such notice is permitted); (f) release of such information by BlackRock is necessary in connection with the provision of BlackRock’s services under this Agreement or under other agreements between BlackRock and the applicable Investment Company; (g) it is relevant to the defense of any claim or cause of action asserted against the receiving party; or (h) it has been or is independently developed or obtained by the receiving party.

7.        Amendment of this Agreement. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

8.        Assignment. BlackRock may assign its rights and duties hereunder to any affiliate of itself or of The PNC Financial Services Group, Inc., provided that BlackRock obtains each Investment Company’s prior written consent to such assignment.

9.        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.       Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

11.       Miscellaneous.

A.        Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

B.        No Representations or Warranties. Except as expressly provided in this Agreement, BlackRock hereby disclaims all representations and warranties, express or implied, made by it to each Investment Company or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided by it under this Agreement. BlackRock disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

C.        No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, each Investment Company agrees that no modifications to its registration statement and no policies which it may adopt or resolutions which its Board may adopt will affect materially the obligations or responsibilities of BlackRock hereunder without the prior written approval of BlackRock, which approval shall not be unreasonably withheld or delayed.

D.        Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

E.        Information. Each Investment Company will provide such information and documentation as BlackRock may reasonably request in connection with Shareholders’ Administrative Services provided by BlackRock to such Investment Company.

F.        Governing Law. This Agreement shall be deemed to be a contract made in New York and governed by New York law, without regard to principles of conflicts of law.

G.        Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Notwithstanding the foregoing sentence, if any provision of this Agreement relating directly or indirectly to the term of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the parties shall immediately negotiate in good faith in order to agree upon a new provision which is either (i) the economic equivalent of the invalid provision or (ii) acceptable to the party adversely affected by the invalidity of the prior provision.

H.        Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

I.         Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

J.         Systems. BlackRock shall retain title to and ownership of any and all of its own data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by BlackRock in connection with the Shareholders’ Administrative Services provided by BlackRock to each Investment Company.

K.        Certain Liabilities. Each Investment Company that is organized as a Massachusetts business trust and the respective Trustees of such Investment Company refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under each such Investment Company’s respective Declaration of Trust, which are hereby referred to and copies of which are on file at the office of the Secretary of the Commonwealth of Massachusetts and at the principal office of each Investment Company. The obligations of each such Investment Company entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of such Investment Company personally, but bind only the Trust Property (as set out in each Investment Company’s Declaration of Trust), and all persons dealing with any class of shares of such Investment Company must look solely to the Trust Property belonging to such class for the enforcement of any claims against such Investment Company.

L.        Legal Advice. Notwithstanding anything in this Agreement to the contrary, the Shareholders’ Administrative Services do not constitute, nor shall they be construed as constituting, legal advice or the provision of legal services for or on behalf of the Investment Companies or any other person.

M.       Additional Parties. In the event that an Investment Company establishes one or more new series, in addition to the Funds listed in Appendix A, which such Investment Company desires to have included in this Agreement, such Investment Company shall provide written notice to BlackRock and if BlackRock shall consent to include such new Fund, such new Fund shall become a party hereunder. Similarly, a new investment company may be included hereunder by written notice to the parties hereto and the consent of all such parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date stated above.

EACH INVESTMENT COMPANY LISTED ON APPENDIX A ON BEHALF OF ITSELF AND ON BEHALF OF THE FUNDS DESIGNATED IN APPENDIX A ATTACHED HERETO

By:
Name: John Perlowski
Title: President and Chief Executive Officer

BLACKROCK ADVISORS, LLC

By:
Name: Neal J. Andrews
Title: Managing Director

APPENDIX A

INVESTMENT COMPANY/FUND	TYPE OF ENTITY	EFFECTIVE DATE[1]
BlackRock Advantage Global Fund, Inc.	Maryland corporation	September 12, 2012
BlackRock Advantage U.S. Total Market Fund, Inc.	Maryland corporation	September 12, 2012
BlackRock Asian Dragon Fund, Inc.	Maryland corporation	May 30, 2014
BlackRock Balanced Capital Fund, Inc.	Maryland corporation	September 12, 2012
BlackRock Basic Value Fund, Inc.	Maryland corporation	September 12, 2012
BlackRock Bond Fund, Inc.	Maryland corporation	September 12, 2012
BlackRock Total Return Fund		September 12, 2012
BlackRock California Municipal Series Trust	Massachusetts business trust	September 12, 2012
BlackRock California Municipal Opportunities Fund		September 12, 2012
BlackRock Capital Appreciation Fund, Inc.	Maryland corporation	September 12, 2012
BlackRock Emerging Markets Fund, Inc.	Maryland corporation	May 30, 2014
BlackRock Equity Dividend Fund	Massachusetts business trust	September 12, 2012
BlackRock EuroFund	Massachusetts business trust	September 12, 2012
BlackRock Financial Institutions Series Trust	Massachusetts business trust	May 30, 2014
BlackRock Summit Cash Reserves Fund		May 30, 2014
BlackRock Focus Growth Fund, Inc.	Maryland corporation	September 12, 2012
BlackRock FundsSM	Massachusetts business trust	May 30, 2014
BlackRock Advantage Emerging Markets Fund		May 30, 2014
BlackRock Advantage International Fund		May 30, 2014
BlackRock Advantage Large Cap Growth Fund		May 30, 2014
BlackRock Advantage Small Cap Core Fund		May 30, 2014
BlackRock Advantage Small Cap Growth Fund		May 30, 2014
BlackRock All-Cap Energy & Resources Portfolio		May 30, 2014
BlackRock China A Opportunities Fund		December 23, 2018
BlackRock Commodity Strategies Fund		May 30, 2014
BlackRock Emerging Markets Equity Strategies Fund		February 29, 2016
BlackRock Energy & Resources Portfolio		May 30, 2014
BlackRock Exchange Portfolio		May 30, 2014
BlackRock Global Long/Short Equity Fund		May 30, 2014
BlackRock Health Sciences Opportunities Portfolio		May 30, 2014
BlackRock High Equity Income Fund		May 30, 2014
BlackRock Impact U.S. Equity Fund		October 5, 2015
BlackRock International Dividend Fund		May 30, 2014
BlackRock Mid-Cap Growth Equity Portfolio		May 30, 2014
BlackRock Money Market Portfolio		May 30, 2014
BlackRock Real Estate Securities Fund		May 30, 2014
BlackRock Short Obligations Fund		May 30, 2014
BlackRock Tactical Opportunities Fund		May 30, 2014
BlackRock Technology Opportunities Fund		May 30, 2014
BlackRock Total Emerging Markets Fund		May 30, 2014
BlackRock Total Factor Fund		May 30, 2014
iShares Developed Real Estate Index Fund		August 13, 2015
iShares Edge MSCI Min Vol EAFE Index Fund		July 13, 2016
iShares Edge MSCI Min Vol USA Index Fund		July 13, 2016

[1]	Includes the respective effective dates of the Predecessor Agreements.

INVESTMENT COMPANY/FUND	TYPE OF ENTITY	EFFECTIVE DATE[1]
iShares Edge MSCI Multifactor Intl Index Fund		July 13, 2016
iShares Edge MSCI Multifactor USA Index Fund		July 13, 2016
iShares Municipal Bond Index Fund		May 29, 2018
iShares Russell Mid-Cap Index Fund		May 13, 2015
iShares Russell Small/Mid-Cap Index Fund		August 13, 2015
iShares Short-Term TIPS Bond Index Fund		February 16, 2016
iShares Total U.S. Stock Market Index Fund		August 13, 2015
BlackRock Funds II	Massachusetts business trust	September 12, 2012
BlackRock 20/80 Target Allocation Fund		September 12, 2012
BlackRock 40/60 Target Allocation Fund		September 12, 2012
BlackRock 60/40 Target Allocation Fund		September 12, 2012
BlackRock 80/20 Target Allocation Fund		September 12, 2012
BlackRock Dynamic High Income Portfolio		October 31, 2014
BlackRock Global Dividend Portfolio		September 12, 2012
BlackRock LifePath® Smart Beta Retirement Fund		September 12, 2012
BlackRock LifePath® Smart Beta 2020 Fund		September 12, 2012
BlackRock LifePath® Smart Beta 2025 Fund		September 12, 2012
BlackRock LifePath® Smart Beta 2030 Fund		September 12, 2012
BlackRock LifePath® Smart Beta 2035 Fund		September 12, 2012
BlackRock LifePath® Smart Beta 2040 Fund		September 12, 2012
BlackRock LifePath® Smart Beta 2045 Fund		September 12, 2012
BlackRock LifePath® Smart Beta 2050 Fund		September 12, 2012
BlackRock LifePath® Smart Beta 2055 Fund		February 28, 2013
BlackRock LifePath® Smart Beta 2060 Fund		May 31, 2017
BlackRock Managed Income Fund		September 12, 2012
BlackRock Multi-Asset Income Portfolio		September 12, 2012
BlackRock Funds III	Delaware statutory trust	May 30, 2014
BlackRock LifePath® Dynamic Retirement Fund		May 30, 2014
BlackRock LifePath® Dynamic 2020 Fund		May 30, 2014
BlackRock LifePath® Dynamic 2025 Fund		May 30, 2014
BlackRock LifePath® Dynamic 2030 Fund		May 30, 2014
BlackRock LifePath® Dynamic 2035 Fund		May 30, 2014
BlackRock LifePath® Dynamic 2040 Fund		May 30, 2014
BlackRock LifePath® Dynamic 2045 Fund		May 30, 2014
BlackRock LifePath® Dynamic 2050 Fund		May 30, 2014
BlackRock LifePath® Dynamic 2055 Fund		May 30, 2014
BlackRock LifePath® Dynamic 2060 Fund		May 31, 2017
BlackRock LifePath® Index Retirement Fund		May 30, 2014
BlackRock LifePath® Index 2020 Fund		May 30, 2014
BlackRock LifePath® Index 2025 Fund		May 30, 2014
BlackRock LifePath® Index 2030 Fund		May 30, 2014
BlackRock LifePath® Index 2035 Fund		May 30, 2014
BlackRock LifePath® Index 2040 Fund		May 30, 2014
BlackRock LifePath® Index 2045 Fund		May 30, 2014
BlackRock LifePath® Index 2050 Fund		May 30, 2014
BlackRock LifePath® Index 2055 Fund		May 30, 2014
BlackRock LifePath® Index 2060 Fund		February 29, 2016
iShares U.S. Aggregate Bond Index Fund		May 30, 2014
iShares Russell 1000 Large-Cap Index Fund		May 30, 2014
iShares S&P 500 Index Fund		May 30, 2014
iShares MSCI Total International Index Fund		May 30, 2014

INVESTMENT COMPANY/FUND	TYPE OF ENTITY	EFFECTIVE DATE[1]
BlackRock Funds IV	Massachusetts business trust	July 31, 2018
BlackRock Impact Bond Fund		July 31, 2018
BlackRock Global Long/Short Credit Fund		July 31, 2018
BlackRock Systematic Multi-Strategy Fund		July 31, 2018
BlackRock Funds V	Massachusetts business trust	July 18, 2018
BlackRock Core Bond Portfolio		July 18, 2018
BlackRock Credit Strategies Income Fund		July 18, 2018
BlackRock Emerging Markets Bond Fund		July 18, 2018
BlackRock Emerging Markets Flexible Dynamic Bond Portfolio		July 18, 2018
BlackRock Floating Rate Income Portfolio		July 18, 2018
BlackRock GNMA Portfolio		July 18, 2018
BlackRock High Yield Bond Portfolio		July 18, 2018
BlackRock Inflation Protected Bond Portfolio		July 18, 2018
BlackRock Low Duration Bond Portfolio		July 18, 2018
BlackRock Strategic Income Opportunities Portfolio		July 18, 2018
BlackRock U.S. Government Bond Portfolio		July 18, 2018
BlackRock Funds VI	Delaware statutory trust	July 12, 2018
BlackRock CoreAlpha Bond Fund		July 12, 2018
BlackRock Global Allocation Fund, Inc.	Maryland corporation	September 12, 2012
BlackRock Index Funds, Inc.	Maryland corporation	May 30, 2014
iShares MSCI EAFE International Index Fund		May 30, 2014
iShares Russell 2000 Small-Cap Index Fund		May 30, 2014
BlackRock Large Cap Series Funds, Inc.	Maryland corporation	May 30, 2014
BlackRock Event Driven Equity Fund		May 30, 2014
BlackRock Advantage Large Cap Core Fund		May 30, 2014
BlackRock Advantage Large Cap Value Fund		May 30, 2014
BlackRock Large Cap Focus Growth Fund		May 30, 2014
BlackRock Latin America Fund, Inc.	Maryland corporation	May 30, 2014
BlackRock Long-Horizon Equity Fund	Delaware statutory trust	September 12, 2012
BlackRock Mid Cap Dividend Series, Inc.	Maryland corporation	September 12, 2012
BlackRock Mid Cap Dividend Fund		September 12, 2012
BlackRock Multi-State Municipal Series Trust	Massachusetts business trust	September 12, 2012
BlackRock New Jersey Municipal Bond Fund		September 12, 2012
BlackRock New York Municipal Opportunities Fund		September 12, 2012
BlackRock Pennsylvania Municipal Bond Fund		September 12, 2012
BlackRock Municipal Bond Fund, Inc.	Maryland corporation	September 12, 2012
BlackRock High Yield Municipal Fund		September 12, 2012
BlackRock National Municipal Fund		September 12, 2012
BlackRock Short-Term Municipal Fund		September 12, 2012
BlackRock Municipal Series Trust	Massachusetts business trust	September 12, 2012
BlackRock Strategic Municipal Opportunities Fund		September 12, 2012
BlackRock Natural Resources Trust	Massachusetts business trust	September 12, 2012
BlackRock Series, Inc.	Maryland corporation	May 30, 2014
BlackRock International Fund		May 30, 2014
BlackRock Strategic Global Bond Fund, Inc.	Maryland corporation	September 12, 2012
Managed Account Series II	Delaware statutory trust	July 18, 2018
BlackRock U.S. Mortgage Portfolio		July 18, 2018

Agreed to and accepted as of July 1, 2019

EACH INVESTMENT COMPANY LISTED ABOVE ON BEHALF OF ITSELF AND ON BEHALF OF THE FUNDS LISTED ABOVE

By:
Name: John Perlowski
Title: President and Chief Executive Officer